UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission.  There can be no assurance that any assumptions and other factors set forth herein or therein will occur, and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with their respective bankruptcy proceedings, ReGen Biologics, Inc. (the “Company” or the “Registrant”) and its wholly owned subsidiary, RBio, Inc., entered into an Asset Purchase Agreement, dated as of May 11, 2011 (the “Asset Purchase Agreement”), with Sports Medicine Holding Company, LLC (“Buyer”).  Buyer is an affiliate of Ivy Healthcare Capital II, L.P., one of the Company’s secured creditors and a significant stockholder of the Company, and, upon consummation of the transactions contemplated by the Asset Purchase Agreement and satisfaction of certain other conditions, will be owned in part by the Company’s pre-petition secured lenders. Under the Asset Purchase Agreement, Buyer, upon the closing of the transactions contemplated thereby, will purchase substantially all of the Company’s assets and assume certain of the Company’s obligations associated with the purchased assets and the Company’s business through a Bankruptcy Court supervised auction and sale under Section 363 of the Bankruptcy Code. The purchase price (“Purchase Price”) under the Asset Purchase Agreement is the sum of (i) the “credit bid” as defined in the Asset Purchase Agreement, for up to the full amount of the Company’s secured debt, (ii) a cash payment amount equal to the greater of (A) $535,000 or (B) $1 million less the value of certain expenses and assumed liabilities, and (iii) the assumption by Buyer of certain of the Company’s obligations associated with the purchased assets and the Company’s business. The “credit bid” portion of the Purchase Price will be paid by Buyer credit bidding the amount of the Company’s secured debt. The Buyer entered into the Asset Purchase Agreement as a “stalking horse” bidder, and the purchase and sale of the assets are subject to solicitation of higher and otherwise better offers pursuant to bidding procedures approved by and an auction and sale process to be conducted under the supervision of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The Asset Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature, including but not limited to a covenant by the Company to operate the business in the ordinary course of business pending the closing of the sale to Buyer. It also requires the satisfaction by both the Company and Buyer of certain closing conditions, all as more particularly set forth in the Asset Purchase Agreement. The Asset Purchase Agreement may be terminated by Buyer under a number of circumstances, including (i) if the auction is not concluded by June 1, 2011, (ii) if the sale order to be submitted for approval by the Bankruptcy Court with respect to the proposed Section 363 sale (the “Sale Order”) is not entered by such court on or before June 13, 2011 or (iii) if the asset sale transaction has not been consummated on or prior to June 30, 2011. Further, the asset sale transaction contemplated by the Asset Purchase Agreement will automatically terminate upon the approval by the Bankruptcy Court of an alternate transaction, such as a sale of all or substantially all of the assets subject to sale under the Asset Purchase Agreement to an alternate bidder.

On May 5, 2011, the Bankruptcy Court granted an order (the “Bidding Procedures Order”) approving (i) competitive bidding and sale procedures and (ii) dates to conduct the auction and consider the final approval of the asset sale transaction. Pursuant to the Bidding Procedures Order, original bids from qualified bidders are due on May 27, 2011, the auction is scheduled to commence on June 1, 2011 and a hearing before the Bankruptcy Court to approve the asset sale transaction is scheduled to be held on June 8, 2011.  Any party in interest wishing to receive a complete set of the Asset Purchase Agreement, the Bidding Procedures Order and the related motion may do so free of charge upon request of the Company’s counsel, Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, DC 20037, Attn:  Patrick Potter, Jerry Hall and Dania Slim, and Phillips, Goldman & Spence, P.A., 1200 North Broom Street, Wilmington, DE  19806, Attn:  Stephen W. Spence and Stephen A. Spence.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company and Buyer have entered into Exchange Agreements with the Company’s pre-petition secured lenders in which such lenders have agreed to consent to the terms of the sale of the Company’s assets and business to Buyer and not to object to such asset sale transaction.  Pursuant to the terms of the Exchange Agreements, upon consummation of the transactions contemplated by the Asset Purchase Agreement and the satisfaction of conditions set forth in the Exchange Agreements, the Company’s secured creditors will exchange their interests in the Company’s secured debt for equity interests in Buyer.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreements, forms of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.03.  Bankruptcy or Receivership.

The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 8.01.  Other Events.

On April 29, 2011 the Company filed a petition with the U.S. Court of Appeals for the District of Columbia Circuit for review of the U.S. Food and Drug Administration’s rescission order of its 510(k) clearance for the Company’s Menaflex meniscus implant device.

Item 9.01.  Financial Statements And Exhibits.

(d) Exhibits

2.1	Asset Purchase Agreement among ReGen Biologics, Inc., RBio, Inc. and Sports Medicine Holding Company, LLC.

10.1	Form of Exchange Agreement among ReGen Biologics, Inc., Sports Medicine Holding Company, LLC and the investors named therein.

10.2	Form of Exchange Agreement among ReGen Biologics, Inc., Sports Medicine Holding Company, LLC and Zimmer Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/ Gerald E. Bisbee, Jr., Ph.D.
Name:	Gerald E. Bisbee, Jr., Ph.D.
Title:	President and
Chief Executive Officer

Dated:  May 16, 2011